FOLEY & LARDNER
                             ATTORNEYS AT LAW

CHICAGO                        FIRSTAR CENTER                         SACRAMENTO
DENVER                    777 EAST WISCONSIN AVENUE                    SAN DIEGO
JACKSONVILLE           MILWAUKEE, WISCONSIN 53202-5367             SAN FRANCISCO
LOS ANGELES               TELEPHONE (414) 271-2400                   TALLAHASSEE
MADISON                   FACSIMILE (414) 297-4900                         TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH


                              March 31, 2000


Monterey Mutual Fund
1299 Ocean Avenue
Santa Monica, CA  90401

Ladies & Gentlemen:

       We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Monterey Mutual Fund units of beneficial interest (such units of beneficial interest being hereinafter referred to as the "Shares") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Declaration of Trust and Bylaws, as amended to date; (c) Trust proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

       Based upon the foregoing, we are of the opinion that the Shares when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

       We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                                                   Very truly yours,

                                                    /s/ Foley & Lardner

                                                   FOLEY & LARDNER